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                                                                EXHIBIT 24.5




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------




We hereby consent to the incorporation by reference in the Joint Proxy Statement of Kinder Morgan Energy Partners, L.P. and Santa Fe Pacific Pipeline Partners, L.P. and the Prospectus of Kinder Morgan Energy Partners, L.P. constituting part of this Registration Statement on Form S-4 of our report dated January 31, 1997 appearing on page F-1 of Santa Fe Pacific Pipeline Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Proxy Statement and Prospectus.




/s/ Price Waterhouse LLP

Price Waterhouse LLP
Los Angeles, California
January 15, 1998